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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 15, 2000, accompanying the consolidated financial statements and schedule of The Coast Distribution System, Inc. and Subsidiaries (the Company) included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Company's Registration Statements on Forms S-8 (File Nos. 33-10769, 33-15322, 33-18696, 33-64582, 33-86072, 333-55941 and
333-55933).

GRANT THORNTON LLP

/s/ Grant Thornton LLP
San Jose, California
March 15, 2000